                                                             Exhibit 4(g)(3)


                           PROTECTIVE LIFE CORPORATION

                                       to

                        THE BANK OF NEW YORK, as Trustee

                          SUPPLEMENTAL INDENTURE NO. 4

                          Dated as of November 15, 1996

                  7.10% Medium-Term Notes Due December 1, 2011

                                  ($12,500,000)

                           PROTECTIVE LIFE CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 4

                                   $12,500,000
                  7.10% Medium-Term Notes Due December 1, 2011


SUPPLEMENTAL INDENTURE NO. 4, dated as of November 15, 1996, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

         The Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

         Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

         Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                   ARTICLE I.

                       RELATION TO INDENTURE; DEFINITIONS

Section 1.1. This Supplemental Indenture No. 4 constitutes an integral part of the Indenture.

Section 1.2.  For all purposes of this Supplemental Indenture No. 4:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 4; and

         (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 4.

                                    ARTICLE 2

                         THE SERIES OF MEDIUM-TERM NOTES

         Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the 7.10% Medium-Term Notes due December 1, 2011 (the "Series C Medium-Term Notes").

         Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SERIES C MEDIUM-TERM NOTES. The aggregate principal amount of the Series C Medium-Term Notes shall be limited to $12,500,000. Each Series C Medium-Term Note shall be dated the date of its authentication.

         Section 2.3. PRINCIPAL PAYMENT DATES. The principal on the Series C Medium-Term Notes Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on December 1, 2011.

         Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Series C Medium-Term Note shall be 7.10% per annum, accruing from November 22, 1996 or from the most recent Interest Payment Date to which interest on such Series C Medium-Term Note has been paid or duly provided for. Interest shall be payable on each Series C Medium-Term Note semiannually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing on June 1, 1997. The interest so payable on any Series C Medium-Term Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Series C Medium-Term Note is registered at the close of business on the May 15 or November 15, as the case may be, preceding such June 1 or December 1 (each a "Regular Record Date"). The interest so payable on any Series C Medium-Term Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Series C Medium-Term Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Series C Medium-Term Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture.

         Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Series C Medium-Term Notes may be presented or surrendered for payment, where the Series C Medium-Term Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Series C Medium-Term Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

         Section 2.6.  REDEMPTION AT THE OPTION OF THE COMPANY.

         (a) Redemption Right at Company's Option. The Company has the right to redeem the Series C Medium-Term Notes at its sole option, in whole or in part, at any time and from time to time on or after December 1, 2001, at a redemption price equal to one hundred percent (100%) of the aggregate principal amount of the Series C Medium-Term Notes Outstanding and to be redeemed, together with accrued but unpaid interest on the principal amount to be redeemed to the redemption date, subject to the terms and conditions set forth in this Section 2.6. The election of the Company to redeem any Series C Medium-Term Note shall be evidenced by a Board Resolution.

          (b) Notice to Trustee. If the Company wishes to redeem Series C Medium-Term Notes pursuant to the terms hereof and of the Series C Medium-Term Notes, it shall notify the Trustee of the redemption date and the principal amount of Series C Medium-Term Notes to be redeemed. The Company shall give the notice provided for in this Section not less than 45 nor more than 60 days prior to the redemption date.

          (c) Selection of Series C Medium-Term Notes to be Redeemed. If less than all the Series C Medium-Term Notes are to be redeemed, the Trustee shall select the Series C Medium-Term Notes to be redeemed by lot or by any other method the Trustee shall deem fair and reasonable. The Trustee shall make the selection not more than 60 days before the redemption date from Series C Medium-Term Notes then outstanding that have not been previously called for redemption. The Trustee shall promptly notify the Company in writing of the Series C Medium-Term Notes selected for redemption and, in the case of any Series C Medium-Term Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. The Trustee may select for redemption portions of the principal of Series C Medium- Term Notes that have denominations larger than $1,000. Series C Medium-Term Notes and portions of Series C Medium-Term Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Series C Medium-Term Notes called for redemption also apply to portions of Series C Medium-Term Notes called for redemption.

          (d) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Series C Medium-Term Notes are to be redeemed at its registered address.

               The notice shall identify the Series C Medium-Term Notes to be redeemed and shall state:

                           (i)      the redemption date;

                           (ii)     the redemption price;

                           (iii) if any Series C Medium-Term Note is being redeemed in part, the portion of the principal amount of such Series C Medium-Term Note to be redeemed;

                           (iv)     the name and address of the Paying Agent;

                           (v) that the Series C Medium-Term Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (vi) that, unless the Company defaults in making such redemption payment, interest on Series C Medium-Term Notes called for redemption ceases to accrue on and after the redemption date; and

                           (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series C Medium-Term Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at their expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

          (e) Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with the provisions hereof, Series C Medium-Term Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          (f) Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest, if any, on all Series C Medium-Term Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Series C Medium-Term Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Series C Medium-Term Notes or the portions of Series C Medium-Term Notes called for redemption. If a Series C Medium-Term Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series C Medium-Term Note was registered at the close of business on such record date. If any Series C Medium-Term Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Series C Medium-Term Notes and in Section 2.4 hereof.

          (g) Series C Medium-Term Notes Redeemed in Part. Upon surrender of a Series C Medium-Term Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Series C Medium-Term Note equal in principal amount to the unredeemed portion of the Series C Medium-Term Note surrendered; provided, however, that so long as the Series C Medium Term Notes are issued in the form of global securities as provided in
               Section 2.12 hereof, then, in lieu of surrendering the Series C Medium-Term Note being redeemed in part, the principal amount of the applicable global Series C Medium-Term Note shall be reduced as and to the extent provided in Section 2.12(d) hereof.

         SECTION 2.7.  LIMITED RIGHT OF REDEMPTION AT OPTION OF BENEFICIAL
OWNER.

     (a) Unless the Series C Medium-Term Notes have become due and payable prior to their Stated Maturity by reason of an Event of Default, commencing November 22, 1998 the Representative (as defined below) of a deceased holder of an interest in the Series C Medium Term Notes (each such holder, whether by purchase or transfer from a purchaser or other transferee, a "Beneficial Owner") has the right to request redemption of all or part of his or her interest in the Series C Medium-Term Notes, in integral multiples of $1,000, for payment prior to Stated Maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during any twelve-month period beginning November 22, 1998 or any November 22 thereafter and ending on any November 21 thereafter, (i) on behalf of any given deceased Beneficial Owner any interest in the Series C Medium-Term Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series C Medium-Term Notes in an aggregate principal amount exceeding two percent of the aggregate principal amount of Series C Medium-Term Notes originally issued (i.e., $250,000). In the case of interests in the Series C Medium-Term Notes owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Series C Medium-Term Notes in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any Beneficial Owner, shall not be included in the computation of the two percent limitation for such period or any succeeding period.

     (b) Subject to the $25,000 and the two percent limitations, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Series C Medium-Term Notes within 60 days following receipt by the Trustee of a validly completed Redemption Request (as defined below), including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a "Representative"). If a Redemption Request on behalf of a deceased Beneficial Owner exceeds the $25,000 per prepayment period limitation, or if Redemption Requests in the aggregate exceed the two percent per prepayment period limitation, then such excess Redemption Request(s) (subject in the case of the $25,000 limitation to the provisions of the last sentence of paragraph
(a)) will be applied to successive periods in the order of receipt for prepayment, regardless of the number of periods required to redeem such interest, unless sooner withdrawn as described below.

     (c) A request for redemption of an interest in the Series C Medium-Term Notes may be made by delivering a request to the direct or indirect participant in the Depository (each, a "Participant") through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Series C Medium-Term Notes to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as described above, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

     (d) The price to be paid by the  Company  for an  interest  in the Series C
Medium-Term Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest on the principal amount redeemed to the date of payment to the Depository of the redemption price of such interest in the Series C Medium-Term Notes. Subject to arrangements with the Depository, payment of the redemption price for an interest in the Series C Medium-Term Notes which is to be redeemed shall be made to the Depository within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Series C Medium-Term Notes to be redeemed in the aggregate principal amount specified in the Redemption Request submitted to the Trustee by the Depository which is to be fulfilled in connection with such payment. An acquisition of Series C Medium-Term Notes by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the $25,000 or two percent limitations for any period.

     (e) Interests in the Series C Medium-Term Notes held by tenants by the entirety, joint tenants or tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed the death of a Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh plans maintained solely by or for the decedent or by or for the decedent and any spouse), and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

     (f) Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depository prior to payment to the Depository of the redemption price of the interest in the Series C Medium-Term Notes.

         Section 2.8. ADDITIONAL COVENANTS. For the benefit of the Holders from time to time of the Series C Medium-Term Notes, and in addition to the covenants set forth in Article 9 of the Indenture, the Company further covenants and agrees as follows:

     (a) LIMITATIONS ON DISPOSITION OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, sell, assign, transfer or otherwise dispose of any shares of the capital stock of any Restricted Subsidiary unless the entire capital stock of such Restricted Subsidiary at the time owned by the Company and its Restricted Subsidiaries shall be disposed of at the same time for a consideration consisting of cash or other property which the Board of Directors has determined to be at least equal to the fair value thereof. Notwithstanding the foregoing provision, (i) the Company shall be permitted to sell, assign, transfer or otherwise dispose of shares of the capital stock of a Restricted Subsidiary (a) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual and (b) to any Subsidiary; and (ii) any Restricted Subsidiary shall be permitted to sell, assign, transfer or otherwise dispose of shares of its capital stock or the capital stock of any other Restricted Subsidiary (a) to any director (or any individual nominated to become a director) of such Restricted Subsidiary but only to the extent ownership of such shares is required as directors' qualifying shares for such director or individual, or (b) to the Company or any Subsidiary.

     (b)  LIMITATIONS  UPON  CREATION  OF LIENS ON CAPITAL  STOCK OF  RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a Lien on the capital stock of any Restricted Subsidiary without making effective provision whereby the Series C Medium-Term Notes then outstanding (and if the Company so elects, any other indebtedness ranking on a parity with the Series C Medium-Term Notes) shall be equally and ratably secured with such indebtedness as to such property so long as such other indebtedness shall be so secured; provided, however, that the covenant set forth in this Section 2.8(b) will not be applicable to Liens (i) on the shares of stock of a subsidiary of a Person that is merged with or into the Company or a Subsidiary securing debt of such Person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of the Company securing debt of a Restricted Subsidiary owed to the Company, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $5,000,000, or
(iv) created by or resulting from any litigation or legal proceeding being contested in good faith.

     If the Company shall hereafter be required to secure the Series C Medium-Term Notes equally and ratably with any other indebtedness pursuant to this Section 2.8(b), (i) the Company will promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Series C Medium-Term Notes.

         For purposes of this Section 2.8, Restricted Subsidiary shall mean any Subsidiary of the Company with assets greater than or equal to 20% of all assets of the Company and its Subsidiaries, computed and consolidated in accordance with generally accepted accounting principles.

         For purposes of this Section 2.8, "Lien" shall mean any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

         Section 2.9. MODIFICATION OF EVENTS OF DEFAULT. For the benefit of the Holders from time to time of the Series C Medium-Term Notes, clause 4 of Section
5.1 of the Indenture is hereby modified by deleting such clause 4 in its entirety and replacing it with the following:

     A(4) a default under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidenced any Debt of the Company (including this Indenture) whether such Debt now exists or shall hereafter be created, in an aggregate principal amount then outstanding of $15,000,000 or more, which default (a) shall constitute a failure to pay any portion of the principal of such Debt when due and payable or (b) shall result in such Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such Debt shall not be paid in full, within a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such Debt and stating that such notice is a "Notice of Default" hereunder; (it being understood however, that the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either
(A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument); PROVIDED, HOWEVER, that if such default under such mortgage, agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders; PROVIDED, FURTHER, that the foregoing shall not apply to any secured Debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the "default;"

     Section 2.10. DENOMINATION. The Series C Medium-Term Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

     Section 2.11. CURRENCY. Principal and interest on the Series C Medium-Term Notes shall be payable in Dollars.

         Section 2.12. REGISTERED SECURITIES IN GLOBAL FORM. (a) The Series C Medium-Term Notes will be issued in the form of one or more fully registered global securities, representing the aggregate principal amount of the Series C Medium-Term Notes, that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., the nominee of DTC.

         (b) Except as provided in Section 3.5 of the Indenture, Beneficial Owners of interests in the Series C Medium-Term Notes may not exchange such interests for certificated Series C Medium-Term Notes.

         (c)      In  addition  to the legend  specified  in Section  2.4 of the
                  Indenture,   each   certificate   evidencing   the   Series  C
                  Medium-Term Notes shall bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (d) If the Series C Medium-Term Notes are redeemed pursuant to Sections 2.6 or 2.7 hereof in whole or in part, the principal amount of the applicable global Series C Medium-Term Note shall be reduced by the amount of the interest, or portion thereof, so redeemed and an endorsement shall be made on such Series C Medium-Term Note by the Trustee to reflect such reduction.

         Section  2.13.  FORM OF  SERIES  C  MEDIUM-TERM  NOTES.  The  Series  C
Medium-Term Notes shall be substantially in the form attached as Exhibit A hereto.

         Section 2.14.  DEFEASANCE  AND COVENANT  DEFEASANCE.  The provisions of
Section 4.4 of the Indenture shall apply to the Series C Medium-Term Notes. The provisions of Section 4.5 of the Indenture shall apply to the Series C Medium-Term Notes with respect to the covenants specified in said Section 4.5 and the covenants set forth in Section 2.8 of this Supplemental Indenture No. 4.

          Section 2.15. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

          Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 4, is in all respects hereby adopted, ratified and confirmed.

          Section 3.2. This Supplemental Indenture No. 4 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 4 AND EACH SERIES C MEDIUM-TERM NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed, as of the day and year first written above.

                                        PROTECTIVE LIFE CORPORATION

                                        By: /s/ John D. Johns
                                           John D. Johns
                                           President and Chief Operating Officer

(Seal)                                  By: /s/ Jerry W. DeFoor
                                            Jerry W. DeFoor
                                            Vice President, Controller and Chief
                                            Accounting Officer

Attest: /s/Deborah J. Long

Name:  Deborah J. Long
Title: Senior Vice President, Secretary
       and General Counsel

                                        THE BANK OF NEW YORK,
                                        Trustee

                                        By:/s/ Byron Merino

                                        Name:  Byron Merino
                                        Title: Assistant Treasurer

(Seal)

Attest:/s/Marie E. Trimbal

Name:  Marie E. Trimbal
Title: Assistant Treasurer

                                  EXHIBIT A TO
                          SUPPLEMENTAL INDENTURE NO. 4

                       (FORM OF FACE OF MEDIUM-TERM NOTE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS MEDIUM-TERM NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MEDIUM-TERM NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                           PROTECTIVE LIFE CORPORATION
                   7.10% Medium-Term Note Due December 1, 2011

No. 1                                                         $12,500,000
                                                              CUSIP: 743674 AF 0

Protective Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $12,500,000 (Twelve Million Five Hundred Thousand Dollars) on December 1, 2011, and to pay interest thereon from November 22, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be payable on the Company's 7.10% Medium-Term Note due December 1, 2011 ("Medium-Term Note") semiannually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing on June 1, 1997 at the rate of 7.10% per annum, until the principal hereof is paid or made available for payment; PROVIDED that any such installment of interest, which is overdue shall bear interest at the rate of 7.10% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Medium-Term Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect to any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Medium-Term Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the May 15 or November 15, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Medium-Term Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead by payable to the Person in whose name this Medium-Term Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture and Supplemental Indenture No. 4, referred to on the reverse hereof.

         Payment of the principal of and interest on this Medium-Term Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee), in same day funds by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Medium-Term Notes, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Medium-Term Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Medium-Term Note shall not be entitled to any benefit under the Indenture and Supplemental Indenture No. 4 referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Protective Life Corporation has caused this instrument to be executed under its corporate seal.

Dated: November 22, 1996
(Corporate Seal)                               PROTECTIVE LIFE CORPORATION


                                               By: /s/ John D. Johns
                                                   John D. Johns
                                                   President and Chief Operating
                                                   Officer

                                               By: /s/ Jerry W. DeFoor
                                                   Jerry W. DeFoor
                                                   Vice President, Controller
                                                   and Chief Accounting Officer


This is one of the Securities of the series described in the within-mentioned Indenture.


Dated: November 22, 1996                       THE BANK OF NEW YORK,
                                               as Trustee


                                               By:____________________________
                                                  Authorized Signatory

                      (FORM OF REVERSE OF MEDIUM-TERM NOTE)

This Medium-Term Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Senior Indenture, dated as of June 1, 1994 (herein, together with all indentures supplemental thereto, including Supplemental Indenture No. 4, dated as of November 15, 1996, called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $12,500,000, and is issued pursuant to Supplemental Indenture No. 4, dated as of November 15, 1996, from the Company to the Trustee, relating to the Securities of this series (herein called "Supplemental Indenture No. 4").

The Securities of this series shall not be subject to redemption at the option of the Company at any time and the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund, except in each instance as follows:

         Optional Redemption. On or after December 1, 2001, the Company may, at its option, redeem the Medium-Term Notes in whole or in part, from time to time at a redemption price equal to 100% of the principal amount to be redeemed, together with accrued but unpaid interest, if any, on the principal amount to be redeemed to the date of the redemption.

In the event that less than all of the Medium-Term Notes are to be redeemed at any time, selection of the Medium-Term Notes or portions thereof for redemption will be made by the Trustee by lot or by any other method the Trustee shall deem fair and reasonable; provided, however, that Medium-Term Notes and portions of the Medium-Term Notes that the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Notice of redemption to the Holders of the Medium-Term Notes to be redeemed shall be given by mailing notice of such redemption by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of the Medium-Term Notes at their registered address. Unless the Company defaults in making such redemption payment, interest on the Medium-Term Notes called for redemption ceases to accrue on and after the redemption date.

         Redemption at the Option of the Holder. Unless the Medium-Term Notes have become due and payable prior to their Stated Maturity by reason of an Event of Default or by reason of redemption at the option of the Company, commencing November 22, 1998 the Representative (as defined below) of a deceased Beneficial Owner of an interest in the Medium-Term Notes has the right to request redemption of all or part of his or her interest in the Medium-Term Notes, in integral multiples of $1,000, for payment prior to Stated Maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during any twelve-month period beginning November 22, 1998 or any November 22 thereafter and ending on any November 21 thereafter, (i) on behalf of any given deceased Beneficial Owner any interest in the Medium-Term Notes which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Medium-Term Notes in an aggregate principal amount exceeding two percent of the aggregate principal amount of Medium-Term Notes originally issued (i.e., $250,000). In the case of interests in the Medium-Term

Notes owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Medium-Term Notes in any such period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any Beneficial Owner, shall not be included in the computation of the two percent limitation for such period or any succeeding period.

Subject to the $25,000 and the two percent limitations, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Medium-Term Notes within 60 days following receipt by the Trustee of a validly completed Redemption Request (as defined below), including all supporting documentation, from such Beneficial Owner's personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a "Representative"). If a Redemption Request on behalf of a deceased Beneficial Owner exceeds the $25,000 per prepayment period limitation, or if Redemption Requests in the aggregate exceed the two percent per prepayment period limitation, then such excess Redemption Request(s) (subject in the case of the $25,000 limitation to the provisions of the last sentence of the preceding paragraph) will be applied to successive periods in the order of receipt for prepayment, regardless of the number of periods required to redeem such interest unless sooner withdrawn as described below.

A request for redemption of an interest in the Medium-Term Notes may be made by delivering a request to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Medium-Term Notes to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as described above, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the "Redemption Request"), shall be provided to the Depository by a Participant and the Depository will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

The price to be paid by the Company for an interest in the Medium-Term Notes to be redeemed pursuant to a Redemption Request from a deceased Beneficial Owner's Representative is one hundred percent (100%) of the principal amount thereof plus accrued but unpaid interest on the principal amount redeemed to the date of payment to the Depository of the redemption price of such interest in the Medium-Term Notes. Subject to arrangements with the Depository, payment of the redemption price for an interest in the Medium-Term Notes which is to be redeemed shall be made to the Depository within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Medium-Term Notes to be redeemed in the aggregate principal amount specified in the Redemption Request submitted to the Trustee by the Depository which is to be fulfilled in connection with such payment. An acquisition of Medium-Term Notes by the Company or its subsidiaries other than by redemption at the option of any

Representative of a deceased Beneficial Owner shall not be included in the computation of either the $25,000 or two percent limitations for any period.

Interests in the Medium-Term Notes held by tenants by the entirety, joint tenants or tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed the death of a Beneficial Owner. The death of a person who, during such person's lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife (including individual retirement accounts or Keogh plans maintained solely by or for the decedent or by or for the decedent and any spouse), and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depository prior to payment to the Depository of the redemption price of the interest in the Medium-Term Notes.

The Indenture contains provisions for defeasance at any time of the indebtedness on this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture or to Supplemental
Indenture No. 4 and no provision of this Security or of the Indenture or of Supplemental Indenture No. 4 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations as set forth therein and in Supplemental Indenture No. 4, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent of the Company or the Trustee shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAWS.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             SCHEDULE OF REDEMPTIONS

         The following redemptions of interests in this Global Note have been made:


             Amount of Decrease     Principal Amount of the     Signature of
Date of      in Principal Amount          Global Note         Authorized Officer
Redemption   of this Global Note    Following Such Decrease      of Trustee